SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2002

ENTRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-24733 (Commission File Number)	62-1670648 (IRS Employer Identification No.)

One Hanover Park, Suite 800 16633 Dallas Parkway Addison, Texas (Address of Principal Executive Offices)	75001 (Zip Code)

(972) 713-5800
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On October 1, 2002, Entrust, Inc. (the “Company”) publicly disseminated a press release announcing that on September 30, 2002, Judge T. John Ward of the U.S. District Court for the Eastern District of Texas (the “Court”) issued an order dismissing a class action lawsuit pending against the Company.

As previously disclosed, on July 7, 2000, an action entitled Frankel v. Entrust Technologies, Inc., et al., No. 2-00-CV-119, was filed in the Court. Subsequently, several similar actions were also filed. All of these actions were consolidated and on January 22, 2001, a consolidated complaint was filed. The consolidated complaint purported to be a class action lawsuit brought on behalf of persons who purchased or otherwise acquired common stock of the Company during the period from October 19, 1999 through July 3, 2000. The consolidated complaint alleged that the defendants misrepresented and failed to disclose certain information about the Company’s business and prospects, as required by the Securities Exchange Act of 1934. It did not specify the amount of damages sought.

On September 21, 2001, the Company moved to dismiss an amended complaint filed on August 30, 2001. The Court found that the Private Securities Litigation Reform Act required dismissal of the case because of the lack of specificity with which the amended complaint was pleaded. The case was dismissed with prejudice; however, the order is subject to the possibility of an appeal.

The full text of the Company’s press release issued in connection with the foregoing is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements of Businesses Acquired.

Not applicable.

(b)    Pro Forma Financial Information.

Not applicable.

(c)    Exhibits.

99 Press	Release dated October 1, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2002	ENTRUST, INC.

	By:	/s/ DAVID L. THOMPSON
David L. Thompson Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release dated October 1, 2002